                                                          Exhibit 4.3(c)

                                                          Execution Copy



                              AMENDMENT NO. 2
                                    TO
                   AMENDED AND RESTATED AGENCY AGREEMENT
                                  in respect of
                     THE TOYOTA MOTOR CREDIT CORPORATION
                       EURO MEDIUM-TERM NOTE PROGRAM


      This Amendment No. 2, dated as of July 19, 1996, is made to the Amended and Restated Agency Agreement, dated as of July 28, 1994, among Toyota Motor Credit Corporation, as Issuer, The Chase Manhattan Bank, as Agent, and Chase Manhattan Bank Luxembourg S.A., as Paying Agent, as the same has been amended by Amendment No. 1 thereto dated as of July 27, 1995 (collectively, the "Agreement"), in respect of Toyota Motor Credit Corporation's Euro Medium-Term Note Program. Except as otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

      WHEREAS, effective July 19, 1996 the Company desires to increase the maximum aggregate principal amount of all Notes from time to time outstanding under the Program from U.S. $9,500,000,0000 to U.S. $12,000,000,000 (or its equivalent in other currencies or currency units); and

      WHEREAS, the Company, the Agent and the Paying Agent desire to amend the Agreement to reflect the increase in issuance capacity under the Program and to make certain additional changes to cure certain ambiguities and/or to correct or supplement certain provisions of the Agreement in a manner which shall not adversely affect existing holders of the Notes.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

A. The Company, the Agent and the Paying Agent hereby agree that effective July 19, 1996 the maximum aggregate principal amount of all Notes from time to time outstanding under the Program shall be increased from U.S. $9,500,000,000 to U.S. $12,000,000,000 (or its equivalent in other currencies or currency units). Accordingly, all references throughout the Agreement and in each appended item thereto identifying the maximum aggregate principal amount of all Notes from time to time outstanding shall be deemed to refer to U.S. $12,000,000,000 (or its equivalent in other currencies or currency units).

B. The legal name of "Merrill Lynch International Limited" has been changed to "Merrill Lynch International". Accordingly, the Company, the Agent and the Paying Agent hereby agree that all references throughout the Agreement and in each appended item thereto to the name Merrill Lynch International Limited or to "MLI" shall be deemed to refer to Merrill Lynch International.

C. The legal name of "The Chase Manhattan Bank, N.A." has been changed to "The Chase Manhattan Bank". Accordingly, the Company, the Agent and the Paying Agent hereby agree that all references throughout the Agreement and in each appended item thereto to the name The Chase Manhattan Bank, N.A. or to the Agent shall be deemed to refer to The Chase Manhattan Bank.

D. Clause 1 of the Agreement (Definitions and interpretation) is amended as follows:

      1. The definition of "Cedel" is amended by replacing the word "Cedel" with the words "Cedel Bank". Accordingly, the Company, the Agent and the Paying Agent hereby agree that all references throughout the Agreement and in each appended item thereto to the name Cedel shall be deemed to refer to Cedel Bank as so defined.

      2. The definition of "London Stock Exchange" is amended by replacing the text following the word "means" with "the London Stock Exchange Limited." Accordingly, the Company, the Agent and the Paying Agent hereby agree that all references throughout the Agreement and in each appended item thereto to the name "The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited" shall be deemed to refer to the London Stock Exchange Limited.

      3. The definition of "SICOVAM" is amended by replacing the text following the word "means" with "Sicovam SA and the Intermediaries financiers habilites authorized to maintain accounts therein."

E.    Clause 3(1) is amended as follows:

      1.    The text of Clause 3(1)(c) is replaced by the following:

            "(c) to deliver such Temporary Global Note(s) to the specified common depositary of Euroclear, Cedel and/or such other clearing agency as is specified in the related Pricing Supplement in accordance with the Confirmation against receipt from such common depositary of confirmation that such common depositary is holding the Temporary Global Note(s) in safe custody for the account of Euroclear, Cedel or such other clearing agency and to instruct Euroclear, Cedel and/or such other clearing agency (as the case may be) to credit the Notes represented by such Temporary Global Note(s), unless otherwise agreed in writing between the Agent and the Company, to the Agent's distribution account (or in the case of a syndicated bond issue, the lead manager's account)."

      2.    The text following Clause 3(1)(c) is removed.

F.    Clause 4(1) is amended as follows:

      1.    The text of Clause 4(1)(c) is replaced by the following:

            "(c) to deliver such Permanent Global Note to the specified common depositary that is holding the Temporary Global Note for the time being on behalf of Euroclear, Cedel and/or such other clearing agency as is specified in the related Pricing Supplement in exchange for such Temporary Global Note or, in the case of a partial exchange, after noting the details of such exchange in the appropriate spaces on both the Temporary Global Note and the Permanent Global Note, and in either case against receipt from the common depositary of confirmation that it is holding the Permanent Global Note in safe custody for the account of Euroclear, Cedel and/or such other clearing agency (as the case may be).

      2.    The text following Clause 4(1)(c) is removed.

G.    The text of Clause 5(1)(b) is replaced by the following:

            "(b) to deliver such Definitive Note(s) to or to the order of Euroclear, Cedel and/or to such other clearing agency as is specified in the related Pricing Supplement either in exchange for such Global Note or, in the case of a partial exchange, on entering details of any partial exchange of the Global Note in the relevant space in Schedule Two of such Global Note; provided that the Agent shall only permit a partial exchange of Notes represented by a Permanent Global Note for Definitive Notes if the Notes which continue to be represented by such Permanent Global Note are regarded as fungible by Euroclear, Cedel and/or such other clearing agency with the Definitive Notes issued in partial exchange therefor."

H. Clause 11(1) is amended by the replacement of the number "40" with the number "15" and the addition of the words "and is set forth in the applicable Pricing Supplement" at the end of such Clause.

I. APPENDIX A (Terms and Conditions) shall be amended and restated in its entirety as set forth in Exhibit I attached to this Amendment.

J. APPENDIX B (Forms of Global and Definitive Notes, Coupons, Receipts and Talons) shall be amended as follows:

      1. The third paragraph on page II-2 is amended by the replacement thereof by the following:

                  "This Temporary Global Note is to be held by a common depositary for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), Cedel Bank, societe anonyme ("Cedel Bank") and/or such other clearing agency as is specified in the related Pricing Supplement on behalf of account holders which have the Notes represented by this Temporary Global Note credited to their respective securities accounts therewith from time to time."

      2. The second full paragraph on page II-3 is amended by the replacement of the words "Euroclear or Cedel" in the fourth line thereof by the words "Euroclear, Cedel and/or such other relevant clearing agency".

      3. The carryover paragraph on page II-4 is amended by the replacement of the words "Euroclear or Cedel" in the ninth line thereof by the words "Euroclear, Cedel and/or such other relevant clearing agency".

      4. The signature page, page II-6, is amended by the replacement of the name "John McGovern" under the first signature line by the name "Douglas West."

      5.    The caption under the heading "Schedule Three" on page II-10 is
                                    ----------------
            amended by the replacement of the words "EUROCLEAR AND CEDEL" by the words "APPROPRIATE CLEARING SYSTEM."

      6. The signature block on page II-11 is amended by the replacement of the words "[MORGAN GUARANTY TRUST COMPANY OF NEW YORK, Brussels office, as operator of the Euroclear System] or Cedel Bank, societe anonyme" with the words [APPROPRIATE CLEARING SYSTEM]."

      7. The caption under the heading "CERTIFICATE A" on page II-12 is amended by the replacement of the words "EUROCLEAR OR CEDEL" by the words "APPROPRIATE CLEARING SYSTEM."

      8. The second full paragraph on page II-15 is amended by the replacement thereof by the following:

                  "This Permanent Global Note is to be held by a common depositary for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), Cedel Bank, societe anonyme ("Cedel Bank") and/or such other clearing agency as is specified in the related Pricing Supplement on behalf of account holders which have the Notes represented by this Permanent Global Note credited to their respective securities accounts therewith from time to time."

      9. The third full paragraph on page II-16 is amended by the replacement of the words "Euroclear or Cedel" in the fourteenth and nineteenth lines thereof by the words "Euroclear, Cedel Bank or such other relevant clearing agency."

      10. The signature pages, appearing at pages II-18 and II-25 are amended by the replacement of the name "John McGovern" under the first signature line by the name "Douglas West."

K. APPENDIX D (Form of Operating & Administrative Procedures Memorandum) shall be amended as follows:

      1. The last full paragraph on page IV-4 and the first full paragraph on page IV-5 are amended by the replacement thereof with the following:

            "Issue Date   3:00 p.m.  The Agent prepares and authenticates
             minus 1                 a Temporary Global Note for each
                                     Series of Notes which are to be
                                     purchased by the relevant Purchaser(s)
                                     on the Issue Date.  All Temporary
                                     Global Notes are then delivered by the
                                  Agent to a common depositary for
                                     Euroclear, Cedel and/or another
                                     clearing agency specified in the
                                     related Pricing Supplement and
                                     instructions are given by the Agent to
                                     Euroclear, Cedel or such other
                                     clearing agency, as the case may be,
                                     to credit the Notes represented by
                                     such Temporary Global Notes to the
                                     Agent's distribution account.  The
                                     Agent further instructs Euroclear,
                                     Cedel or such other clearing agency,
                                     as the case may be, to debit from the
                                     distribution account the principal
                                     amount of Notes of each Series which
                                     each Purchaser has agreed to purchase
                                     and to credit such principal amount to
                                     the account of such Purchaser with,
                                     Euroclear, Cedel or such other
                                     clearing agency, against payment to
                                     the account of the Agent of the
                                     subscription price for the relevant
                                     Notes for value on the Issue Date.
                                     The Company, the Purchaser(s) and the
                                     Agent may agree to arrange for "free
                                     delivery" to be made through the
                                     relevant clearing system if specified
                                     in the relevant Pricing Supplement.

            Issue Date               Euroclear, Cedel or such other
                                     clearing agency, as the case may be,
                                     debit and credit accounts in
                                     accordance with instructions received
                                     by them.

                                     The Agent pays to the Issuer the
                                     aggregate subscription moneys received
                                     by it to such account of the Company
                                     as shall have been notified to the
                                     Agent from time to time."

      2. The second textual paragraph on page IV-7 is amended by the replacement of the date "July __, 1995" with the date "July __, 1996."

      3. Item 19 on page IV-8 is amended by the replacement of the text thereof with the following:

            "19. Applicable "Business Day Convention"
                 (if different from that in Condition
                 4(a)(i)) (Fixed Rate Note and Notes
                 other than Floating Rate Notes):          [            ]"

      4. Item 20 on page IV-9 is amended by the replacement thereof with the following:

            "20. Applicable definition of "Business
                 Day" (if different from Condition 4(b)(i))
                 (Fixed Rate Note and Notes other
                 than Floating Rate Notes):                [            ]"

      5. Item 37 on page IV-11 is amended by the replacement of the text thereof with the following:

            "37. Company's Optional Redemption -
                 [Yes/No] if yes,                          [            ]

                 (a)  Optional Redemption Date(s):         [            ]

                 (b)  Optional Redemption Amount(s)
                      and method, if any, of calculation
                      of such amount(s):                   [            ]

                 (c)  If redeemable in part,
                      (i)  Minimum Redemption
                      Amount:                              [            ]
                      (ii) Higher Redemption Amount:       [            ]

                 (d)  The Applicable Period for notice
                      to Noteholders (if different from
                      that set out in Condition 5(d)): and [            ]

                 (e)  The Applicable Period for notice
                      to Agent (if different from that set
                      out in Condition 5(d)) :             [            ]"

      6. The second textual paragraph on page IV-15 is amended by the replacement of the words "[Euroclear/Cedel]" with the words "[applicable clearing agency]."

      7. Item 19 on page IV-16 is amended by the replacement of the text thereof with the following:

            "19.  Applicable "Business Day Convention"
                  (if different from that in Condition
                  4(a)(i)) (Fixed Rate Note and Notes
                  other than Floating Rate Notes):         [            ]"

      8. Item 20 on page IV-17 is amended by the replacement thereof with the following:

            "20.  Applicable definition of "Business
                  Day" (if different from Condition 4(b)(i))
                  (Fixed Rate Note and Notes other
                  than Floating Rate Notes):               [            ]"

      9. Item 37 on page IV-19 is amended by the replacement of the text thereof with the following:

            "37.  Company's Optional Redemption -
                  [Yes/No] if yes,                         [            ]

                  (a) Optional Redemption Date(s):         [            ]

                  (b) Optional Redemption Amount(s)
                      and method, if any, of calculation
                      of such amount(s):                   [            ]

                  (c) If redeemable in part,
                      (i)  Minimum Redemption
                           Amount:                         [            ]
                      (ii) Higher Redemption Amount:       [            ]

                  (d) The Applicable Period for notice
                      to Noteholders (if different from
                      that set out in Condition 5(d)): and [            ]

                  (e) The Applicable Period for notice
                      to Agent (if different from that set
                      out in Condition 5(d)):              [            ]"

      10. Item 19 on page IV-24 is amended by the replacement of the text thereof with the following:

            "19.  Applicable "Business Day Convention"
                  (if different from that in Condition 4(a)(i))
                  (Fixed Rate Note and Notes other than
                  Floating Rate Notes):                    [            ]"

      11. Item 20 on page IV-24 is amended by the replacement thereof with the following:

            "20.  Applicable definition of "Business
                  Day" (if different from Condition 4(b)(i))
                  (Fixed Rate Note and Notes other
                  than Floating Rate Notes):               [            ]"

      12. Item 37 on page IV-27 is amended by the replacement of the text thereof with the following:

            "37.  Company's Optional Redemption -
                  [Yes/No] if yes,                         [            ]

                  (a) Optional Redemption Date(s):         [            ]

                  (b) Optional Redemption Amount(s)
                      and method, if any, of calculation
                      of such amount(s):                   [            ]

                  (c) If redeemable in part,
                      (i)  Minimum Redemption
                           Amount:                         [            ]
                      (ii) Higher Redemption Amount:       [            ]

                  (d) The Applicable Period for notice
                      to Noteholders (if different from
                      that set out in Condition 5(d)):
                      and                                  [            ]

                  (e) The Applicable Period for notice
                      to Agent (if different from that
                      set out in Condition 5(d)):          [            ]"

      13. The responsibility statement in the French language commencing on page IV-30 is amended and restated in its entirety as set forth in
            Exhibit II attached to this Amendment.

      14. The Trading Desk Information provided in Annex E is amended and restated in its entirety as set forth in Exhibit III attached to this Amendment.

L. APPENDIX E (Form of the Notes) shall be amended and restated in its entirety as set forth in Exhibit IV attached to this Amendment.

M. This Amendment No. 2 may be executed in one or more counterparts all of which shall constitute one and the same agreement.

      From and after the date hereof, this Amendment No. 2 shall be deemed to be part of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Agreement as of the date first written above.

THE COMPANY

Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90509
Telephone: 310-787-6195
Fax:       310-787-6194
Attention: Corporate Treasury Manager




   /S/ WOLFGANG JAHN
--------------------------------
By:    Wolfgang Jahn
Title: Senior Vice President and
       General Manager


THE AGENT

The Chase Manhattan Bank
Woolgate House
Coleman Street
P.O. Box 16
London EC2P 2HD
Telephone: 01202 347430
Fax:  01202 347438
Telex: 8954681 CMB G
Attention: Manager, Corporate Trust Operations


/S/ CHRIS KNOWLES
----------------------------
By: Chris Knowles
Title: Second Vice President

THE OTHER PAYING AGENT

Chase Manhattan Bank Luxembourg S.A.
5 Rue Plaetis
L-2338
Luxembourg
Telephone: 00 352 462685223
Fax: 00 352 462685380
Telex: 1223 CHAS LU
Attention: Manager, Corporate Trust Operations


/S/ CHRIS KNOWLES
----------------------------
By: Chris Knowles
Title: Second Vice President

                                               Exhibit I to Amendment No. 2
                                               to the Amended and Restated
                                               Agency Agreement








                            TERMS AND CONDITIONS

                     TERMS AND CONDITIONS OF THE NOTES

      The following are the Terms and Conditions of the Notes issued on or after the date of this Offering Circular which (subject to completion and amendment and to the extent applicable) will be attached to or incorporated by reference into each global Note and which will be incorporated by reference or endorsed upon each definitive Note. The applicable Pricing Supplement in relation to any Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes.

      This Note is one of a Series (as defined below) of Notes (the "Notes," which expression shall mean (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency of the relevant Notes, (ii) definitive Notes issued in exchange (or partial exchange) for a temporary or permanent global Note, and (iii) any global Note) issued subject to, and with the benefit of, an Amended and Restated Agency Agreement dated as of July 28, 1994, as amended (the "Agency Agreement"), and made between Toyota Motor Credit Corporation ("TMCC", which reference does not include the subsidiaries of TMCC) and The Chase Manhattan Bank, London Office, as issuing agent and principal paying agent and, if so specified in the applicable Pricing Supplement, as calculation agent (the "Agent", which expression shall include any successor agent or any other calculation agent specified in the applicable Pricing Supplement) and the other paying agents named therein (together with the Agent, the "Paying Agents", which expression shall include any additional or successor paying agents).

      Interest-bearing definitive Notes will (unless otherwise indicated in the applicable Pricing Supplement) have interest coupons ("Coupons") and, if indicated in the applicable Pricing Supplement, talons for further Coupons ("Talons") attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in installments will have receipts ("Receipts") for the payment of the installments of principal (other than the final installment) attached on issue.

      As used herein, "Series" means all Notes which are denominated in the same currency and which have the same Maturity Date or Redemption Month, as the case may be, Interest/Payment Basis and interest payment dates (if any) (all as indicated in the applicable Pricing Supplement) and the terms of which (except for the Issue Date or the Interest Commencement Date (as the case may be) and/or the Issue Price (as indicated as aforesaid)) are otherwise identical (including whether or not the Notes are listed) and the expressions "Notes of the relevant Series" and "holders of Notes of the relevant Series" and related expressions shall be construed accordingly. As used herein, "Tranche" means all Notes of the same Series with the same Issue Date and Interest Commencement Date (if applicable).

      If indicated in the applicable Pricing Supplement, TMCC may, from time to time without the consent of the holders of Notes of a Series, create and issue further Notes of the same Series.

      The Pricing Supplement applicable to any particular Note or Notes is attached hereto or endorsed hereon and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of such Note or Notes. References herein to the "applicable Pricing Supplement" shall mean the Pricing Supplement attached hereto or endorsed hereon.

      Copies of the Agency Agreement (which contains the form of Pricing Supplement) and the Pricing Supplement applicable to any particular Note or Notes (if listed) are available for inspection at the specified offices of the Agent and each of the other Paying Agents. The holders of the Notes (the "Noteholders"), which expression shall, in relation to any Notes represented by a global Note, be construed as provided in Condition 1, the holders of the Coupons (the "Couponholders") and the holders of Receipts (the "Receiptholders") are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Agency Agreement and the applicable Pricing Supplement, which are binding on them.

      Words and expressions defined in the Agency Agreement, defined elsewhere in the Offering Circular or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated.

1.    FORM, DENOMINATION AND TITLE

      The Notes in this Series are in bearer form and, in the case of definitive Notes, serially numbered in the Specified Currency and in the Specified Denomination(s) specified in the applicable Pricing Supplement.

      This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, a Dual Currency Note or an Indexed Note or any combination of the foregoing, depending upon the Interest/Payment Basis specified in the applicable Pricing Supplement. It is also a Partly Paid Note and/or an Indexed Note (where payment with respect to principal is linked to an Index and/or formula) if, in each case, the applicable Pricing Supplement so indicates and the appropriate provisions of these Terms and Conditions will apply accordingly.

      Notes in definitive form are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to interest (other than interest due after the Maturity Date), Coupons and Couponholders in these Terms and Conditions are not applicable.

      Except as set out below, title to the Notes, Receipts and Coupons will pass by delivery. TMCC and any Paying Agent may deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next succeeding paragraph.

      For so long as any of the Notes are represented by a global Note, each person who is for the time being shown in the records of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or of Cedel Bank, societe anonyme ("Cedel") and any other additional or alternative clearance system, including Sicovam, as the holder of a particular principal amount of Notes (in which regard any certificate or other document issued by Euroclear or Cedel Bank as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be treated by TMCC, the Agent and any other Paying Agent as the holder of such principal amount of such Notes for all purposes other than with respect to the payment of principal or interest on the Notes, the right to which shall be vested, as against TMCC, the Agent and any other Paying Agent solely in the bearer of the relevant global Note in accordance with and subject to its terms (and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly). Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Cedel Bank, as the case may be.

      Any reference herein to Euroclear and/or Cedel Bank shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system (including, if applicable, SICOVAM) approved by TMCC and the Agent.

2.    STATUS OF NOTES

      The Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of TMCC from time to time outstanding.

3.    VALUE AND COMPOSITION OF THE ECU

      If the Notes are denominated in ECU, the value and composition of the ECU in which the Notes are denominated or, if the Notes are Dual Currency Notes payable in ECU, the value and composition of the ECU in which the Notes are payable ("ECU"), will be the same as the value and composition of the European Currency Unit that is from time to time used as the unit of account of the European Communities (the "EC"). Changes to the ECU may be made by the EC in which event the ECU will change accordingly. References herein to the ECU shall be deemed to be references to the ECU as so changed from time to time.

4.    INTEREST

(a)   INTEREST ON FIXED RATE NOTES

      (i) Each Fixed Rate Note bears interest on its principal amount from (and including) the Interest Commencement Date which is specified in the applicable Pricing Supplement at the rate(s) per annum equal to the Fixed Rate(s) of Interest specified in the applicable Pricing Supplement payable in arrears on the Fixed Interest Date(s) in each year and on the Maturity Date so specified if it does not fall on a Fixed Interest Date. The first payment of interest shall be made on the Fixed Interest Date next following the Interest Commencement Date and, if the first anniversary of the Interest Commencement Date is not a Fixed Interest Date, will amount to the Initial

Broken Amount specified in the applicable Pricing Supplement. If the Maturity Date is not a Fixed Interest Date, interest from (and including) the preceding Fixed Interest Date (or the Interest Commencement Date) to (but excluding) the Maturity Date will amount to the Final Broken Amount specified in the applicable Pricing Supplement. Unless specified otherwise in the applicable Pricing Supplement, the "Following Business Day Convention" will apply to the payment of all Notes other than Floating Rate Notes, meaning that if the Fixed Interest Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Fixed Interest Date or Maturity Date, as the case may be. If the "Modified Following Business Day Convention" is specified in the applicable Pricing Supplement for any Note (other than a Floating Rate Note), it shall mean that if the Fixed Interest Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due unless it would thereby fall into the next calendar month in which event the full amount of payment shall be made on the immediately preceding Business Day. The accrual periods for calculating the amount of interest due on any Fixed Interest Date shall not be changed unless specified otherwise in the applicable Pricing Supplement.

      (ii) If interest is required to be calculated for a period of less than a full year, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed or as otherwise specified in the applicable Pricing Supplement.

(b)   INTEREST ON FLOATING RATE NOTES

      (i)   Interest Payment Dates

      Each Floating Rate Note bears interest on its principal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date specified in the applicable Pricing Supplement and such interest will be payable in arrears on each interest payment date (each an "Interest Payment Date") which (except as otherwise specified in these Terms and Conditions or the applicable Pricing Supplement) falls the number of months or other period specified as the Interest Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date. Unless specified otherwise in the applicable Pricing Supplement, the "Modified Following Business Day Convention with adjustment for period end dates" will apply to Floating Rate Notes, meaning that if any Interest Payment Date would otherwise fall on a day which is not a Business Day (as defined below), it shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month in which event the Interest Payment Date shall be brought forward to the immediately preceding Business Day. If the "Following Business Day Convention with adjustment for period end dates" is specified in the applicable Pricing Supplement with respect to Floating
Rate Notes, it shall mean that if any Interest Payment Date would otherwise fall on a day which is not a Business Day (as defined below), it shall be postponed to the next day which is a Business Day. If the accrual periods for calculating the amount of interest due on any Interest Payment Date falls on a day which is not a Business Day (as defined below), this will be specified in the Pricing Supplement by the notation "no adjustment for period end dates."

      In this Condition 4, "Business Day" means (unless otherwise stated in the applicable Pricing Supplement) a day which is both:

      (A) a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London and/or any other location specified in the applicable Pricing Supplement; and

      (B) either (1) in relation to Notes denominated in a Specified Currency other than ECU, a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant Specified Currency (if other than London) or (2) in relation to Notes denominated in ECU, an ECU Settlement Date (as defined in the 1991 ISDA Definitions, as amended and updated as of the Issue Date of this Note, published by the International Swaps and Derivatives Association, Inc. (the "ISDA Definitions")). Unless otherwise provided in the applicable Pricing Supplement, the principal financial center of any country for the purpose of these Terms and Conditions shall be as provided in the ISDA Definitions (except in the case of New Zealand and Luxembourg, where the principal financial center will be as specified in the Pricing Supplement).

      (ii)  Rate of Interest

      The Rate of Interest payable from time to time in respect of each Series of Floating Rate Notes shall be determined in the manner specified in the applicable Pricing Supplement.

      (iii) ISDA Determination

      (A) Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest shall be determined on such dates and at such rates as would have been determined by TMCC if it had entered into an interest rate swap transaction governed by an agreement (regardless of any event of default or termination event thereunder) in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "ISDA Agreement") (copyright
            1992) and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the ISDA Definitions with the holder of the relevant Note under which:

            (1) the manner in which the Rate of Interest is to be determined is the "Floating Rate Option";

            (2)   TMCC is the "Floating Rate Payer";

            (3) the Agent or other person specified in the applicable Pricing Supplement is the "Calculation Agent";

            (4)   the Interest Commencement Date is the "Effective Date";

            (5)   the  aggregate  principal  amount  of  the  Series  is   the
                  "Notional Amount";

            (6)   the  relevant  Interest   Period  is  the   "Designated
                  Maturity";

            (7) the Interest Payment Dates are the "Floating Rate Payer Payment Dates";

            (8)   the Margin is the "Spread"; and

            (9) all other terms are as specified in the applicable Pricing Supplement.

      (B) When Condition 4(b)(iii)(A) applies, with respect to each relevant Interest Payment Date:

            (1) the amount of interest determined for such Interest Payment Date shall be the Interest Amount for the relevant Interest Period for the purposes of these Terms and Conditions as though calculated under Condition 4(b)(vi) below; and

            (2) the Rate of Interest for such Interest Period shall be the Floating Rate (as defined in the ISDA Definitions) determined by the Agent (or such other agent specified in the applicable Pricing Supplement) in accordance with Condition 4(b)(iii)(A), plus or minus (as indicated in the applicable Pricing Supplement), the applicable Margin (if any).

      (iv)  Screen Determination

      Screen Rate Determination: Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be either:

      (x)   the quotation; or

      (y)   the arithmetic mean (rounded, if necessary, to the fourth  decimal
            place  with   0.00005  being  rounded  upwards)   of  the  offered
            quotations,

(expressed as a percentage rate per annum), for deposits in the Specified Currency for that Interest Period which appears or appear, as the case may be, on the appropriate page of the Screen as at 11:00 a.m. (London time) on the Interest Determination Date (as defined below) in question plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent;

      (A) if, in the case of (x) above, no such rate appears or, in the case of (y) above, fewer than two of such offered rates appear at such time or if the offered rate or rates which appears or appear, as the case may be, as at such time do not apply to a period of a duration equal to the relevant Interest Period, the Rate of Interest for such Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Pricing Supplement, be the arithmetic mean (rounded, if necessary, to the fourth decimal place with 0.00005 being rounded upwards) of the offered quotations (expressed as a percentage rate per annum), of which the Agent is advised by all Reference Banks (as defined below) as at 11:00 a.m. (London time) on the Interest Determination Date plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent;

      (B)   except  as   otherwise  indicated   in   the  applicable   Pricing
            Supplement, if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies two or three only of the Reference Banks advise the Agent of such offered quotations, the Rate of Interest for the next Interest Period shall, subject as provided below, be determined as in Condition 4(b)(iv)(A) on the basis of the rates of those Reference Banks advising such offered quotations;

      (C) if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies one only or none of the Reference Banks advises the Agent of such rates, the Rate of Interest for the next Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Pricing Supplement, be whichever is the higher of:

            (1) the Rate of Interest in effect for the last preceding Interest Period to which Condition 4(b)(iv)(A) shall have applied (plus or minus (as specified in the applicable Pricing Supplement), where a different Margin is to be applied to the next Interest Period than that which applied to the last preceding Interest Period, the Margin relating to the next Interest Period in place of the Margin relating to the last preceding Interest Period); or

            (2) the reserve interest rate (the "Reserve Interest Rate") which shall be the rate per annum which the Agent determines to be either (x) the arithmetic mean (rounded, if necessary, to the fourth decimal place with 0.00005 being rounded upwards) of the lending rates for the Specified Currency which banks selected by the Agent in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney and if New Zealand dollars, shall be Wellington) are quoting on the relevant Interest Determination Date for the next Interest Period to the Reference Banks or those of them (being at least two in number) to which such quotations are, in the opinion of the Agent, being so made plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), or (y) in the event that the Agent can determine no such arithmetic mean, the lowest lending rate for the Specified Currency which banks selected by the Agent in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney and if New Zealand dollars, shall be Wellington) are quoting on such Interest Determination Date to leading European banks for the next Interest Period plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), provided that if the banks selected as aforesaid by the Agent are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest specified in (1) above;

      (D) the expression "the appropriate page of the Screen" means such page, whatever its designation, on which London Interbank Offered Rates or, if there is only one such rate, that rate for deposits in the Specified Currency of prime banks that are for the time being displayed on the Reuters Monitor Money Rates Service or the appropriate Associated Press-Dow Jones Tele-rate Service, as specified in the applicable Pricing Supplement;

      (E) unless otherwise specified in the applicable Pricing Supplement, the Reference Banks will be the principal London offices of The Chase Manhattan Bank, National Westminster Bank PLC, Swiss Bank Corporation and The Bank of Tokyo, Ltd. TMCC shall procure that, so long as any Floating Rate Note to which Condition 4(b)(iv)(A) is applicable remains outstanding, in the case of any bank being unable or unwilling to continue to act as a Reference Bank, TMCC shall specify the London office of some other leading bank engaged in the Eurodollar market to act as such in its place;

      (F) the expression "Interest Determination Date" means, unless otherwise specified in the applicable Pricing Supplement, (x) other than in the case of Condition 4(b)(iv)(A), with respect to Notes denominated in any Specified Currency other than sterling, the second Banking Day in London prior to the commencement of the relevant Interest Period and, in the case of Condition 4(b)(iv)(A), the second Banking Day in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney and if New Zealand dollars, shall be Wellington) prior to the commencement of the relevant Interest Period and (y) with respect to Notes denominated in sterling, the first Banking Day in London of the relevant Interest Period; and

      (G) the expression "Banking Day" means, in respect of any place, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in that place or, as the case may be, as indicated in the applicable Pricing Supplement.

      (v)   Minimum and/or maximum Rate of Interest

      If the applicable Pricing Supplement specifies a minimum Rate of Interest for any Interest Period, then in no event shall the Rate of Interest for such period be less than such minimum Rate of Interest. If the applicable Pricing Supplement specifies a maximum Rate of Interest for any Interest Period, then in no event shall the Rate of Interest for such Interest Period be greater than such maximum Rate of Interest.

      (vi)  Determination of  Rate of  Interest  and calculation  of  Interest
            Amount

      The Agent will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest (subject to any minimum or maximum Rate of Interest specified in the applicable Pricing Supplement) and calculate the amount of interest (the "Interest Amount") payable on the Floating Rate Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to the Specified Denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 (or 365/366 in the case of Floating Rate Notes denominated in sterling), or such other denominator determined by the Agent to be customary for such calculation or otherwise specified in the applicable Pricing Supplement, and rounding the result and figure to the nearest cent (or its approximate equivalent in the relevant other Specified Currency), half a cent (or its approximate equivalent in the relevant other Specified Currency) being rounded upwards. Without prejudice to subparagraph
(viii) below, the determination of the Rate of Interest and calculation of each Interest Amount by the Agent shall (in the absence of manifest error) be binding on all parties.

      (vii) Notification of Rate of Interest and Interest Amount

      The Agent will notify or cause to be notified TMCC and any stock exchange on which the relevant Floating Rate Notes are listed of the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date and will cause the same to be published in accordance with Condition 16 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without publication as aforesaid in the event of an extension or shortening of the Interest Period in accordance with the provisions hereof. Each stock exchange on which the relevant Floating Rate Notes are for the time being listed will be promptly notified of any such amendment. For the purposes of this subparagraph (vii), the expression "London Business Day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London.

      (viii)      Certificates to be final

      All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this paragraph (b), by the Agent, shall (in the absence of manifest error) be binding on TMCC, the Agent, the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the
absence as aforesaid) no liability to TMCC, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

      (ix)  Limitations on Interest

      In addition to any maximum Rate of Interest which may be applicable to any Floating Rate Note pursuant to Condition 4(b)(v) above, the interest rate on Floating Rate Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

(c)   INDEXED NOTES AND DUAL CURRENCY NOTES

      In the case of Indexed Notes or Dual Currency Notes, if the Rate of Interest or amount of interest fails to be determined by reference to an index and/or a formula or, as the case may be, an exchange rate, such Rate of Interest or amount of interest payable shall be determined in the manner specified in the applicable Pricing Supplement.

(d)   ZERO COUPON NOTES

      When a Zero Coupon Note becomes due and repayable prior to the Maturity Date and is not paid when due, the amount due and repayable shall be the Amortized Face Amount of such Note as determined in accordance with Condition 5(f)(iii). As from the Maturity Date, any overdue principal of such Note shall bear interest at a rate per annum equal to the Accrual Yield set forth in the applicable Pricing Supplement.

(e)   PARTLY PAID NOTES

      In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid up principal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

(f)   ACCRUAL OF INTEREST

      Each Note (or in the case of the redemption in part only of a Note, such part to be redeemed) will cease to bear interest (if any) from the due date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue (as well after as before judgment) until whichever is the earlier of
(i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the holder of such Note; and (ii) the day on which the Agent has notified the holder thereof (either in accordance with Condition 16 or individually) of receipt of all sums due in respect thereof up to that date.

5.    REDEMPTION AND PURCHASE

(a)   AT MATURITY

      Unless previously redeemed or purchased and canceled as specified below, Notes will be redeemed by TMCC at their Final Redemption Amount in the relevant Specified Currency on the Maturity Date specified in the applicable Pricing Supplement (in the case of a Note other than a Floating Rate Note) or on the Interest Payment Date falling in the Redemption Month specified in the applicable Pricing Supplement (in the case of a Floating Rate Note).

(b)   REDEMPTION FOR TAX REASONS

      TMCC may redeem the Notes of this Series as a whole but not in part at any time at their Early Redemption Amount, together, if appropriate, with accrued interest to but excluding the date fixed for redemption, if TMCC shall determine that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States of America or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in application or official interpretation of such laws, regulations or rulings, which amendment or change is effective on or after the latest Issue Date of the Notes of this Series, TMCC would be required to pay Additional Amounts, as provided in Condition 9, on the occasion of the next payment due in respect of the Notes of this Series.

      The Notes of this Series are also subject to redemption as a whole but not in part in the other circumstances described in Condition 9.


      Notice of intention to redeem Notes will be given at least once in accordance with Condition 16 not less than 30 days nor more than 60 days prior to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment and that at the time notice of such redemption is given, such obligation to pay such Additional Amounts remains in effect. From and after any redemption date, if monies for the redemption of Notes shall have been made available for redemption on such redemption date, such Notes shall cease to bear interest, if applicable, and the only right of the holders of such Notes and any Receipts or Coupons appertaining thereto shall be to receive payment of the Early Redemption Amount and, if appropriate, all unpaid interest accrued to such redemption date.

(c)   PRICING SUPPLEMENT

      The Pricing Supplement applicable to the Notes of this Series shall indicate either:

      (i) that the Notes of this Series cannot be redeemed prior to their Maturity Date or, if the Notes of this Series are Floating Rate Notes, the Interest Payment Date falling in the relevant Redemption Month (in each case except as otherwise provided in paragraph (b) above and in Condition 13); or

      (ii) that such Notes will be redeemable at the option of TMCC and/or the holders of the Notes prior to such Maturity Date or, as the case may be, the Interest Payment Date falling in the relevant Redemption Month in accordance with the provisions of paragraphs
            (d) and/or (e) below on the date or dates and at the amount or amounts indicated in the applicable Pricing Supplement.

(d)   REDEMPTION AT THE OPTION OF TMCC

      If so specified in the applicable Pricing Supplement, TMCC may, having given:

      (i) not more than 60 nor less than 30 days notice to the holders of the Notes of this Series in accordance with Condition 16, or such other notice as is specified in the applicable Pricing Supplement; and

      (ii) not less than 15 days before the giving of the notice referred to in (i) (or such other notice as is specified in the applicable Pricing Supplement), notice to the Agent;

(which notice shall be irrevocable), repay all or some only of the Notes of this Series then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) indicated in the applicable Pricing Supplement together, if appropriate, with accrued interest. In the event of a redemption of some only of such Notes of this Series, such redemption must be for an amount being the Minimum Redemption Amount or a Higher Redemption Amount, as indicated in the applicable Pricing Supplement. In the case of a partial redemption of definitive Notes of this Series, the Notes of this Series to be repaid will be selected individually by lot not more than 60 days prior to the date fixed for redemption and a list of the Notes of this Series called for redemption will be published in accordance with Condition 16 not less than 30 days prior to such date. In the case of a partial redemption of Notes which are represented by a global Note, the relevant Notes will be redeemed in accordance with the rules of Euroclear and/or Cedel. Notes denominated in sterling or French Franc Notes may not be redeemed pursuant to this paragraph prior to one year from the Issue Date. Notes denominated in Deutsche Marks may not be redeemed pursuant to this paragraph prior to two years from the Issue Date.

(e)   REDEMPTION AT THE OPTION OF THE NOTEHOLDERS

      Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to repayment at the option of the Noteholders. Notes denominated in sterling or French Franc Notes may not be redeemed pursuant to this paragraph prior to one year from the Issue Date. Notes denominated in Deutsche Marks may not be redeemed pursuant to this paragraph prior to two years from the Issue Date.

(f)   EARLY REDEMPTION AMOUNTS

      For the purposes of paragraph (b) above and Condition 13, Notes will be redeemed at an amount (the "Early Redemption Amount") calculated as follows:

      (i) in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

      (ii) in the case of Notes (other than Zero Coupon Notes) with a Final Redemption Amount which is or may be greater or less than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount set out in the applicable Pricing Supplement, or if no such amount or manner is set out in the applicable Pricing Supplement, at their principal amount; or

      (iii) in the case of Zero Coupon Notes, at an amount (the "Amortized Face Amount") equal to:

            (A)   the  sum  of  (x)  the  Reference  Price  specified  in  the applicable Pricing Supplement and (y) the product of the Accrual Yield specified in the applicable Pricing Supplement (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date
                  upon which such Note   becomes due and repayable; or

            (B) if the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (b) above or upon its becoming due and repayable as provided in Condition 13 is not paid or available for payment when due, the amount due and repayable in respect of such Zero Coupon Note shall be the Amortized Face Amount of such Zero Coupon Note calculated as provided above as though the references in sub-paragraph (A) to the date fixed for redemption or the date upon which the Zero Coupon Note becomes due and repayable were replaced by references to the date (the "Reference Date") which is the earlier of:

                  (1) the date  on which  all amounts  due in  respect of  the
                      Note have been paid;

                  (2) the  date  on  which  the  full  amount  of  the  moneys repayable has been received by the Agent and notice to that effect has been given in accordance with Condition 16.

                      The calculation of the Amortized Face Amount in accordance with this sub-paragraph (B) will continue to be made, after as well as before judgment, until the Reference Date unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the principal amount of such Note together with interest at a rate per annum equal to the Accrual Yield.

      Unless specified otherwise in the applicable Pricing Supplement, where any such calculation is to be made for a period of less than a full year, it shall be made on the basis of a 360-day year consisting of 12 months of 30 days each (or 365/366 days in the case of Notes denominated in sterling) and, in the case of an incomplete month, the number of days elapsed.

(g)   INSTALLMENTS

      Any Note which is repayable in installments will be redeemed in the Installment Amounts and on the Installment Dates specified in the applicable Pricing Supplement.

(h)   PARTLY PAID NOTES

      If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, early redemption or otherwise in accordance with the provisions of this Condition 5 as amended or varied by the applicable Pricing Supplement.

(i)   PURCHASES

      TMCC may at any time purchase Notes of this Series (provided that, in the case of definitive Notes, all unmatured Receipts and Coupons appertaining thereto are surrendered therewith) in the open market at any price. If purchases are made by tender, tenders must be available to all holders of Notes of this Series alike.

(j)   CANCELLATION

      All Notes redeemed or purchased as aforesaid will be canceled forthwith,
together  with  all  unmatured  Receipts  and  Coupons  attached  thereto   or
surrendered or purchased therewith, and may not be resold or reissued.

6.    PAYMENTS

(a)   METHOD OF PAYMENT

      Subject as provided below, payments in a currency other than ECU will be made by transfer to an account in the Specified Currency (which, in the case of a payment in Yen to a non- resident of Japan, shall be a non-resident account) maintained by the payee with, or by a check in the Specified Currency drawn on, a bank (which, in the case of a payment in Yen to a non-resident of Japan, shall be an authorized foreign exchange bank) in the principal financial center of the country of such Specified Currency (which, if Australian dollars, shall be Sydney and if New Zealand dollars, shall be Wellington); provided, however, a check may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States of America or its possessions by any office or agency of TMCC, the Agent or any Paying Agent, except as provided in Condition 6(b).

      Payments in ECU will be made by credit or transfer to an ECU account specified by the payee.

      Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9.

(b)   PRESENTATION OF NOTES, RECEIPTS, COUPONS AND TALONS

      Payments of principal in respect of definitive Notes will (subject as provided below) be made in the Specified Currency against surrender of definitive Notes and payments of interest in respect of the definitive Notes will (subject as provided below) be made in the Specified Currency against surrender of Coupons, in each case at the specified office of any Paying Agent outside the United States of America and its possessions.

      In the case of definitive Notes, payments of principal with respect to installments (if any), other than the final installment, will (subject as provided below) be made against presentation and surrender of the relevant Receipt. Each Receipt must be presented for payment of the relevant installment together with the relevant definitive Note against which the amount will be payable with respect to that installment. If any definitive
Note is redeemed or becomes repayable prior to the stated Maturity Date (in the case of a Note other than a Floating Rate Note) or prior to the Interest Payment Date falling in the Redemption Month (in the case of a Floating Rate
Note) in respect thereof, principal will be payable on surrender of such definitive Note together with all unmatured Receipts appertaining thereto. Receipts presented without the definitive Note to which they appertain and unmatured Receipts do not constitute valid obligations of TMCC.

      Upon the date on which any Fixed Rate Notes in definitive form (other than Dual Currency Notes or Indexed Notes) become due and repayable, such Notes should be presented for payment together with all unmatured Coupons appertaining thereto failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the aggregate amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Unless specified otherwise in the applicable pricing supplement, each amount of principal so deducted will be paid in the manner mentioned above against surrender of the related missing Coupon at any time before the expiry of five years after the Relevant Date (as defined in Condition 15) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition
15). Upon any Fixed Rate Note becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

      Upon the date on which any Floating Rate Note, Dual Currency Note or Indexed Note in definitive form becomes due and repayable, all unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

      If the due date for redemption of any Note in definitive form is not a Fixed Interest Date or an Interest Payment Date, interest (if any) accrued with respect to such Note from and including the preceding Fixed Interest Date or Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

      Payments of principal and interest (if any) in respect of Notes of this Series represented by any global Note will (subject as provided below) be made in the manner specified above (except in the case of Notes denominated or payable in ECU, when payments will be made as provided in Condition 6(c)) and otherwise in the manner specified in the relevant global Note against presentation or surrender, as the case may be, of such global Note at the specified office of the Agent. A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such global Note by the Agent and such record shall be prima facie evidence that the payment in question has been made.

      The holder of the relevant global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and TMCC will be discharged by payment to, or to the order of, the holder of such global Note with respect to each amount so paid. Each of the persons shown in the records of Euroclear or Cedel as the holder of a particular principal amount of Notes must look solely to Euroclear and/or Cedel, as the case may be, for his share of each payment so made by TMCC to, or to the order of, the holder of the relevant global Note. No person other than the holder of the relevant global Note shall have any claim against TMCC in respect of payments due on that global Note.

      Notwithstanding the foregoing, payments in respect of the Notes denominated in U.S. dollars will only be made at the specified office of a Paying Agent in the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction) if:

      (i) TMCC has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment at such specified offices outside the United States of the full amount owing in respect of the Notes in the manner provided above when due;

      (ii) payment of the full amount owing in respect of the Notes at such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

      (iii) such payment is then permitted under United States law without involving, in the opinion of TMCC, adverse tax consequences to TMCC.

(c)   PAYMENT IN A COMPONENT CURRENCY

      If any payment of principal or interest in respect of a Note is to be made in ECU and, on the relevant due date, the ECU is neither used as the unit of account of the EC nor as the currency of the European Union, the Agent shall, without liability on its part and without having regard to the interests of individual Noteholders, Receiptholders or Couponholders and after consultation with TMCC if practicable, choose a currency which was a component of the ECU when the ECU was most recently used as the unit of account of the EC (the "Chosen Currency") in which all payments due on that due date with respect to such Notes, Receipts and Coupons shall be made. Notice of the Chosen Currency selected by the Agent shall, where practicable, be published in accordance with Condition 16. The amount of each payment in such Chosen

Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as set out in this paragraph (c), as of the fourth London Business Day (as defined in Condition 4(b)(vii)) prior to the date on which such payment is due.

      Without prejudice to the preceding paragraph, on the first London Business Day from which the ECU ceases to be used as the unit of account of the EC or as the currency of the European Union, the Agent shall, without liability on its part and without having regard to the interests of individual Noteholders, Receiptholders or Couponholders and after consultation with TMCC if practicable, choose a currency which was a component of the ECU when the ECU was most recently used as the unit of account of the EC (also, the "Chosen Currency") in which all payments with respect to Notes, Receipts and Coupons having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as set out in this paragraph (c), as of such first London Business Day.

      The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined on the following basis by the Agent. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU as of the last date on which the ECU was used as a unit of account of the EC.

      The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components, and then, using the rate used for determining the U.S. dollar equivalents of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

      The U.S. dollar equivalent of each of the Components shall be determined by the Agent on the basis of the middle spot delivery quotations prevailing at 11:00 a.m. (London time) on the Day of Valuation, as obtained by the Agent from one or more leading banks as selected by the Agent in the country of issue of the Component in question.

      If the official unit of any Component is altered by way of combination or subdivision, the number of units of that Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Components expressed in such single currency. If any Component is divided into two or more currencies, the amount of that Component shall be replaced by amounts of such two or more currencies each of which shall be equal to the amount of the former Component divided by the number of currencies into which that currency was divided.

      If no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected by the Agent for this purpose because foreign exchange markets are closed in the country of issue of that currency or for any other reason, the most recent direct quotations for that currency obtainable by the Agent shall be used in computing the equivalents of the ECU on such Day of Valuation; provided, however, that such most recent quotations may be used only if they were prevailing in the country of issue of such Component not more than two London Business Days before such Day of Valuation.


      If the most recent quotations obtained by the Agent are those which were so prevailing more than two London Business Days before such Day of Valuation, the Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such Component and for the U.S. dollar prevailing at 11:00 a.m. (London time) on such Day of Valuation, as obtained by the Agent from one or more leading banks, as selected by the Agent, in a country other than the country of issue of such Component. If such most recent quotations obtained by the Agent are those which were so prevailing not more than two London Business Days before such Day of Valuation, the Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated on the basis of such most recent direct quotations. Unless otherwise determined by the Agent, if there is more than one market for dealing in any Component by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

      All choices and determinations made by the Agent for the purposes of this paragraph (c) shall be at its sole discretion and without having regard to individual Noteholders, Receiptholders or Couponholders (after consultation with TMCC if practicable) and shall, in the absence of manifest error, be conclusive for all purposes and binding on TMCC and all Noteholders, Receiptholders and Couponholders.

      Whenever a payment is to be made in a Chosen Currency as provided in this paragraph (c), such Chosen Currency shall be deemed to be the Specified Currency for the purposes of the other provisions of this Condition 6.

(d)   PAYMENT BUSINESS DAY

      Unless specified otherwise in the applicable Pricing Supplement, if the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Business Day in a place of presentation, the holder thereof shall not be entitled to payment until the next following Payment Business Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Pricing Supplement, "Payment Business Day" means any day which is a day (other than a Saturday or Sunday) on which commercial banks are open for business and foreign exchange markets settle payments in the relevant place of presentation and a Business Day as defined in Condition 4.

(e)   INTERPRETATION OF PRINCIPAL AND INTEREST

      Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

        (i) any Additional Amounts which may be payable under Condition 9 in respect of principal;

       (ii)    the Final Redemption Amount of the Notes;

      (iii)    the Early Redemption Amount of the Notes;

       (iv)    in   relation  to   Notes  redeemable   in   installments,  the
               Installment Amounts;

        (v) any premium and any other amounts which may be payable under or in respect of the Notes;

       (vi)    in relation to  Zero Coupon  Notes, the Amortized Face  Amount;
               and

      (vii)    the Optional Redemption Amount(s) (if any) of the Notes.

      Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable under Condition 9, except as provided in clause (i) above.

7.    AGENT AND PAYING AGENTS

      The names of the initial Agent and the other initial Paying Agents and their initial specified offices are set out on the back cover page of the Offering Circular. In acting under the Agency Agreement, the Agent and the
Paying Agents will act solely as agents of TMCC and do not assume any obligations or relationships of agency or trust to or with the Noteholders, Receiptholders or Couponholders, except that (without affecting the obligations of TMCC to the Noteholders, Receiptholders and Couponholders to repay Notes and pay interest thereon) funds received by the Agent for the payment of the principal of or interest on the Notes shall be held in trust by it for the Noteholders and/or Receiptholders and/or Couponholders until the expiration of the relevant period of prescription under Condition 15. TMCC agrees to perform and observe the obligations imposed upon it under the Agency Agreement and to cause the Agent and the Paying Agents to perform and observe the obligations imposed upon them under the Agency Agreement. The Agency Agreement contains provisions for the indemnification of the Agent and the Paying Agents and for relief from responsibility in certain circumstances, and entitles any of them to enter into business transactions with TMCC without being liable to account to the Noteholders, Receiptholders or the Couponholders for any resulting profit.

      TMCC is entitled to vary or terminate the appointment of any Paying Agent or any other paying agent appointed under the terms of the Agency Agreement and/or appoint additional or other paying agents and/or approve any change in the specified office through which any paying agent acts, provided that:

      (i) so long as the Notes of this Series are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in each location required by the rules and regulations of the relevant stock exchange;

      (ii) there will at all times be a Paying Agent with a specified office in a city approved by the Agent in continental Europe; and


      (iii) there will at all times be an Agent.

      In addition, with respect to Notes denominated in U.S. dollars TMCC shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days prior notice thereof shall have been given to the Agent and the Noteholders in accordance with Condition 16.

8.    EXCHANGE OF TALONS

      On and after the Fixed Interest Date or the Interest Payment Date, as appropriate, on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to, and including, the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 15. Each Talon shall, for the purposes of these Terms and Conditions, be deemed to mature on the Fixed Interest Date or the Interest Payment Date (as the case may be) on which the final Coupon comprised in the relative Coupon sheet matures.

9.    PAYMENT OF ADDITIONAL AMOUNTS

      TMCC will, subject to certain limitations and exceptions (set forth below), pay to a Noteholder, Receiptholder or Couponholder who is a United States Alien (as defined below) such amounts ("Additional Amounts") as may be necessary so that every net payment of principal or interest in respect of the Notes, Receipts or Coupons after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Noteholder, Receiptholder or Couponholder, or by reason of the making of such payment, by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in the Notes, Receipts or Coupons. However, TMCC shall not be required to make any payment of Additional Amounts for or on account of:

      (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Noteholder, Receiptholder or Couponholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Noteholder, Receiptholder or Couponholder, if such Noteholder, Receiptholder or Couponholder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Noteholder, Receiptholder or Couponholder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) such Noteholder's, Receiptholder's or Couponholder's past or present status as a personal holding company, foreign personal holding company or controlled foreign corporation or a private foundation (as those terms are defined for United States tax purposes) or as a corporation which accumulates earnings to avoid United States federal income tax;

      (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

      (c) any tax, assessment or other governmental charge that would not have been so imposed but for the presentation of a Note, Receipt or Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

      (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal or interest in respect of the Notes, Receipts or Coupons;

      (e) any tax, assessment or other governmental charge imposed on interest received by (i) a 10 percent shareholder of TMCC within the meaning of Internal Revenue Code Section 871(h)(3)(b) or Section 881(c)(3)(b) or (ii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

      (f) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, if such payment can be made without such withholding by any other Paying Agent with respect to the Notes in a Western European city;

      (g) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information of other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Noteholder, Receiptholder or Couponholder or of the beneficial owner of such Note, Receipt or Coupon, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

      (h)   any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor shall Additional Amounts be paid to any Noteholder, Receiptholder or Couponholder who is a fiduciary or partnership or other than the sole beneficial owner of the Note, Receipt or Coupon to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note, Receipt or Coupon would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note, Receipt or Coupon.

      The term "United States Alien" means any corporation, individual, fiduciary or partnership that for United States federal income tax purposes is a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership one or more members of which is a foreign corporation, nonresident alien individual or nonresident alien fiduciary of a foreign estate or trust.

      If TMCC shall determine that any payment made outside the United States by TMCC or any of its Paying Agents of the full amount of the next scheduled payment of either principal or interest due in respect of any Note, Receipt or Coupon of this Series would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information or other reporting requirements of any kind, the effect of which requirements is the disclosure to TMCC, any of its Paying Agents or any governmental authority of the nationality, residence or identity (as distinguished from status as a United States Alien) of a beneficial owner of such Note, Receipt or Coupon who is a United States Alien (other than such requirements which (i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner, or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirements referred to in this sentence, (ii) are applicable only to payment by a custodian, nominee or other agent of the beneficial owner to or on behalf of such beneficial owner, or
(iii) would not be applicable  to a payment made by any other  paying agent of
TMCC), TMCC shall redeem the Notes of this Series as a whole but not in part at a redemption price equal to the Early Redemption Amount together, if appropriate, with accrued interest to, but excluding, the date fixed for redemption, such redemption to take place on such date not later than one year after the publication of notice of such determination. If TMCC becomes aware of an event that might give rise to such certification, information or other reporting requirements, TMCC shall, as soon as practicable, solicit advice of independent counsel selected by TMCC to establish whether such certification, information or other reporting requirements will apply and, if such requirements will apply, TMCC shall give prompt notice of such determination (a "Tax Notice") in accordance with Condition 16 stating in such notice the effective date of such certification, information or other reporting requirements and, if applicable, the date by which the redemption shall take place. Notwithstanding the foregoing, TMCC shall not redeem Notes if TMCC shall subsequently determine not less than 30 days prior to the date fixed for redemption that subsequent payments would not be subject to any such requirements, in which case TMCC shall give prompt notice of such determination in accordance with Condition 16 and any earlier redemption notice shall thereby be revoked and of no further effect.

      Notwithstanding the foregoing, if and so long as the certification, information or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, TMCC may elect prior to publication of the Tax Notice to have the provisions described in this paragraph apply in lieu of the provisions described in the preceding paragraph, in which case the Tax Notice shall state the effective date of such certification, information or reporting requirements and that TMCC has elected to pay Additional Amounts rather than redeem the Notes. In such event, TMCC will pay as Additional Amounts such amounts as may be necessary so that every net payment made following the effective date of such certification, information or reporting requirements outside the United States by TMCC or any of its Paying Agents of principal or interest due in respect of a Note, Receipt or Coupon to a holder who certifies to the effect that the beneficial owner of such Note, Receipt or Coupon is a United States Alien (provided that such certification shall not have the effect of communicating to TMCC or any of its Paying Agents or any governmental authority the nationality, residence or identity of such beneficial owner) after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) is imposed as a result of certification, information or other reporting requirements referred to in the second parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of the fact that TMCC or any of its Paying Agents has actual knowledge that the holder or beneficial owner of such Note, Receipt or Coupon is not a United States Alien but is within the category of persons, corporations or other entities described in clause (a)(i) of the third preceding paragraph, or (iii) is imposed as a result of presentation of such Note, Receipt or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Note, such Receipt or such Coupon to be then due and payable. In the event TMCC elects to pay such Additional Amounts, TMCC will have the right, at its sole option, at any time, to redeem the Notes of this Series, as a whole but not in part at a redemption price equal to their Early Redemption Amount, together, if appropriate, with accrued interest to the date fixed for redemption including any Additional Amounts required to be paid under this paragraph. If TMCC has made the determination described in the preceding paragraph with respect to certification, information or other reporting requirements applicable to interest only and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph with respect to such requirements applicable to principal, TMCC will redeem the Notes of this Series in the manner and on the terms described in the preceding paragraph (except as provided below), unless TMCC elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, TMCC will be obligated to pay Additional Amounts with respect to interest, if any, accrued to the date of redemption. If TMCC has made the determination described in the preceding paragraph and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph that the level of withholding applicable to principal or interest has been increased, TMCC will redeem the Notes of this Series in the manner and on the terms described in the preceding paragraph (except as provided below), unless TMCC elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, TMCC will be obligated to pay Additional Amounts with respect to the original level of withholding on principal and interest, if any, accrued to the date of redemption.

10.   NEGATIVE PLEDGE

      The Notes will not be secured by any mortgage, pledge or other lien. TMCC shall not pledge or otherwise subject to any lien any property or assets of TMCC unless the Notes are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such obligations shall be so secured; provided, however, that such covenant will not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 5% of Consolidated Net Tangible Assets (as defined below) of TMCC and its consolidated subsidiaries and also will not apply to:

      (a) the pledge of any assets of TMCC to secure any financing by TMCC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which TMCC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

      (b) the pledge of receivables payable in currencies other than United States dollars to secure borrowings in countries other than the United States;


      (c) any deposit of assets of TMCC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by TMCC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against TMCC or in favor of any governmental bodies to secure progress, advance or other payments in the ordinary course of TMCC's business;

      (d) any lien or charge on any property of TMCC, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

      (e) any lien in favor of the United States of America or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provisions of any statute;

      (f) any lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

      (g) any lien to secure non-recourse obligations in connection with TMCC's engaging in leveraged or single- investor lease transactions; and

      (h) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any l lien, charge or pledge referred to in clauses (a) through (g) above; provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

      "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of TMCC and its consolidated subsidiaries, all as set forth on the most recent balance sheet of TMCC and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

11.   CONSOLIDATION OR MERGER

      TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets as an entirety to, or merge with or into any other corporation provided that in any such case, (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or any state thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest (including Additional Amounts as provided in Condition 9) on all the Notes, Receipts and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Note to be performed by TMCC by an amendment to the Agency Agreement executed by such successor corporation, TMCC and the Agent, and (ii) immediately after giving effect to such transaction, no Event of Default under Condition 13, and no event which, with notice or lapse of time or both, would become such an Event of Default shall have happened and be continuing. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for TMCC, with the same effect as if it had been named herein as TMCC, and the predecessor corporation, except in the event of a conveyance by way of lease, shall be relieved of any further obligation under this Note and the Agency Agreement.

12.   MEETINGS, MODIFICATIONS AND WAIVERS

      The Agency Agreement contains provisions, which, unless otherwise provided in the Pricing Supplement, are binding on TMCC, the Noteholders, the Receiptholders and the Couponholders, for convening meetings of holders of Notes, Receipts and Coupons to consider matters affecting their interests, including the modification or waiver of the Terms and Conditions applicable to the Notes.

      The Agency Agreement, the Notes and any Receipts and Coupons attached to the Notes may be amended by TMCC (and, in the case of the Agency Agreement, the Agent) (i) for the purpose of curing any ambiguity, or for curing, correcting or supplementing any defective provision contained therein, or to evidence the succession of another corporation to TMCC as provided in Condition 11, (ii) to make any further modifications of the terms of the Agency Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes) or (iii) in any manner which TMCC (and, in the case of the Agency Agreement, the Agent) may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes, Receipts and Coupons, to all of which each holder of Notes, Receipts and Coupons shall, by acceptance thereof, consent. In addition, with the written consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by a resolution adopted by a majority in aggregate principal amount of such outstanding Notes affected thereby present or represented at a meeting of such holders at which a quorum is present, as provided in the Agency Agreement (provided that such resolution shall be approved by the holders of not less than 25 percent of the aggregate principal amount of Notes affected thereby then outstanding), TMCC and the Agent may from time to time and at any time enter into agreements modifying or amending the Agency Agreement or the terms and conditions of the Notes, Receipts and Coupons for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Agency Agreement or of modifying in any manner the rights of the holders of Notes, Receipts and Coupons; provided, however, that no such agreement shall, without the consent or the affirmative vote of the holder of each Note affected thereby, (i) change the stated maturity of the principal of or any installment of interest on any Note, (ii) reduce the principal amount of or interest on any Note, (iii) change the obligation of TMCC to pay Additional Amounts as provided in Condition 9, (iv) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is necessary to modify or amend the Agency Agreement or the terms and conditions of the Notes or to waive any future compliance or past default, or (v) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is required at any meeting of holders of Notes at which a resolution is adopted. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Notes at the time outstanding affected thereby and at any adjourned meeting will be one or more persons holding or representing 25 percent in aggregate principal amount of such Notes at the time outstanding affected thereby. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to the Agency Agreement or to the terms and conditions of the Notes, Receipts and Coupons will be conclusive and binding on all holders of Notes, Receipts and Coupons, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes, Receipts and Coupons. It shall not be necessary for the consent of the holders of Notes under this Condition 12 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

      Notes authenticated and delivered after the execution of any amendment to the Agency Agreement, Notes, Receipts or Coupons may bear a notation in form approved by the Agent as to any matter provided for in such amendment to the Agency Agreement.

      New Notes so modified as to conform, in the opinion of the Agent and TMCC, to any modification contained in any such amendment may be prepared by TMCC, authenticated by the Agent and delivered in exchange for the Notes then outstanding.

      For the purposes of this Condition 12 and Condition 13 below, the term "outstanding" means, in relation to the Notes, all Notes issued under the Agency Agreement other than (i) those which have been redeemed in full in accordance with the Agency Agreement or these Terms and Conditions, (ii) those in respect of which the date for redemption in accordance with these Terms and Conditions has occurred and the redemption moneys therefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under these Terms and Conditions after such date) have been duly paid to the Agent as provided in the Agency Agreement (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of the Notes, (iii) those which have become void under Condition 15, (iv) those which have been purchased and canceled as provided in Condition 5, (v) those mutilated or defaced notes which have been surrendered in exchange for replacement Notes pursuant to Condition 14, (vi) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 14 and (vii) temporary global Notes to the extent that they shall have been duly exchanged in whole for permanent global Notes or definitive Notes and permanent global Notes to the extent that they shall have been duly exchanged in whole for definitive Notes, in each case pursuant to their respective provisions.

13.   DEFAULT AND ACCELERATION

      (a)    In the event that (each an "Event of Default"):

              (i) default shall be made in the payment when due of any installment of interest or any Additional Amounts on any of the Notes continued for a period of 30 days after the date when due; or

             (ii) default shall be made for more than three days in the payment when due of the principal of any Note (whether at maturity or upon redemption or otherwise); or

            (iii) default in the deposit of any sinking fund payment with respect to any Note when and as due; or

             (iv) TMCC shall fail to perform or observe any other term, covenant or agreement contained in the Terms and Conditions applicable to any of the Notes or in the Agency Agreement for a period of 60 days after the date on which written notice of such failure, requiring TMCC to remedy the same, first shall have been given to the Agent and TMCC by the holders of at least 25 percent in aggregate principal amount of the Notes then outstanding; or

              (v) there is an acceleration of, or failure to pay when due and payable, any indebtedness for money borrowed of TMCC exceeding $10,000,000 and such acceleration is not rescinded or annulled, or such indebtedness is not discharged, within 10 days after written notice thereof has first been given to TMCC and the Agent by the holders of not less than 10 percent in aggregate principal amount of Notes then outstanding; or

             (vi) the entry by a court having competent jurisdiction of (a) a decree or order granting relief in respect of TMCC in an involuntary proceeding under any applicable bankruptcy, insolvency reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) a decree or order adjudging TMCC to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of TMCC and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of TMCC or of any substantial part of the property of TMCC, or ordering up the winding up or liquidation of the offices of TMCC; or

            (vii) the commencement by TMCC of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent of TMCC to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by TMCC of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by TMCC to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of TMCC or any substantial part of the property of TMCC or the making by TMCC of an assignment for the benefit of creditors, or the taking of corporate action by TMCC in furtherance of any such action;

then the holder of any Note may, at its option, declare the principal of such Note and the interest, if any, accrued thereon to be due and payable immediately by written notice to TMCC and the Agent at its main office in London, and unless all such defaults shall have been cured by TMCC prior to receipt of such written notice, the principal of such Note and the interest, if any, accrued thereon shall become and be immediately due and payable.

      At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due with respect to any Note has been obtained by any Noteholder, such declaration and its consequences may be rescinded and annulled upon the written consent of holders of a majority in aggregate principal amount of the Notes then outstanding, or by resolution adopted by a majority in aggregate principal amount of the Notes present or represented at a meeting of holders of the Notes at which a quorum is present, as provided in the Agency Agreement, if:

     (1)    TMCC has paid or deposited with the Agent a sum sufficient to pay

            (A)    all overdue installments of interest on the Notes,

            (B) the principal of Notes which has become due otherwise than by such declaration of acceleration; and

     (2) all Events of Default with respect to the Notes, other than the non-payment of the principal of such Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in paragraph (b) below.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

      (b) Any Events of Default by TMCC, other than the events described in paragraph (a)(i) or (a)(ii) above or in respect of a covenant or provision which cannot be modified and amended without the written consent of the holders of all outstanding Notes, may be waived by the written consent of holders of a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate principal amount of such Notes then outstanding present or represented at a meeting of holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement.

14.   REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

      Should any Note, Receipt, Coupon or Talon be mutilated, defaced or destroyed or be lost or stolen, it may be replaced at the specified office of the Agent in London (or such other place outside the United States as may be notified to the Noteholders), in accordance with all applicable laws and regulations, upon payment by the claimant of the expenses incurred by TMCC and the Agent in connection therewith and on such terms as to evidence, indemnity, security or otherwise as TMCC and the Agent may require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

15.   PRESCRIPTION

      Unless provided otherwise in the applicable pricing supplement, the Notes, Receipts and Coupons will become void unless presented for payment within a period of five years from the Relevant Date (as defined below) relating thereto. Any moneys paid by TMCC to the Agent for the payment of principal or interest in respect of the Notes and remaining unclaimed for a period of one year shall forthwith be repaid to TMCC and holders shall thereafter look only to TMCC for payment thereof. All liability with respect thereto shall cease when the Notes, Receipts and Coupons become void.

      As used herein, the "Relevant Date" means:

      (A)   the date on which such payment first becomes due; or

      (B) if the full amount of the moneys payable has not been received by the Agent on or prior to such due date, the date on which, the full amount of such moneys having been so received, notice to that effect shall have been given to the Noteholders in accordance with Condition 16.

16.   NOTICES

      All notices regarding the Notes shall be published in one leading English language daily newspaper with circulation in London (which is expected to be the Financial Times in London) or, if this is not practicable, one other such English language newspaper as TMCC, in consultation with the Agent, shall decide. In addition, with respect to any Notes quoted on the Paris Bourse, and so long as that exchange so requires, any notice to the holder of such Notes or the Coupons relating thereto will be validly given if published in a daily newspaper of general circulation in Paris (which is expected to be les Echos), or if this is not practicable, in a newspaper of general circulation in France as determined by TMCC, in consultation with the Agent. TMCC shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Notes are for the time being listed. Any such notice shall be deemed to have been given on the date of the first publication.

      Until such time as any definitive Notes are issued, there may, so long as the global Notes for this Series are held in their entirety on behalf of Euroclear and Cedel Bank, be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Cedel Bank for communication by them to the holders of the Notes of this Series. Any such notice shall be deemed to have been given to the holders of the Notes of this Series on the seventh day after the day on which the said notice was given to Euroclear and Cedel Bank, or on such other day as is specified in the applicable Pricing Supplement.

      Notices to be given by any holder of the Notes of this Series shall be in writing and given by lodging the same, together with the relevant Note or Notes, with the Agent. While any of the Notes of this Series are represented by a global Note, such notice may be given by any holder of a Note of this Series to the Agent via Euroclear and/or Cedel Bank, as the case may be, in such manner as the Agent and Euroclear and/or Cedel Bank, as the case may be, may approve for this purpose.

17.   GOVERNING LAW

      The Agency Agreement and the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

                                       Exhibit II to Amendment No. 2 to the
                                       Amended and Restated Agency
                                       Agreement


               AMENDED AND RESTATED RESPONSIBILITY STATEMENT

                          PERSONNES QUI ASSUMENT
                 LA RESPONSABILITE DE LA NOTE D'INFORMATION
       COMPOSEE DE LA PRESENTE NOTE D'OPERATION (PRICING SUPPLEMENT)
             (DE LA NOTE D'INFORMATION AYANT RECU DE LA COB LE
                          VISA NO. . . DU . . .)
                 ET DU DOCUMENT DE BASE (OFFERING CIRCULAR)

1.    Au nom de l'emetteur

      A la connaissance de l'emetteur, les donnees de la presente Note d'Information sont conformes a la realite et ne comportent pas d'omission de nature a en alterer la portee.

      Aucun element nouveau, (autres que ceux mentionnes dans la presente Note d'Operation), intervenu depuis.

-  le 17  Juillet, 1996,  date  du n P96-231    appose par  la Commission  des
Operations de Bourse sur le Document de Base (Prospectus).

- (le [     ] date du visa n [     ]appose par la Commission des Operations de
Bourse sur la Note d'Information),

n'est susceptible d'affecter de maniere significative la situation financiere de l'emetteur dans le contexte de la presente emission.

Toyota Motor Credit Corporation

 . . .  . . . . . . . . . . . . .  . . . . . . . . . . . .  . . . . . . . . . .
[Name and title of signatory]


2.    Au nom de la banque presentatrice

      Personne assumant la responsabilite de la Note d'Information.

(Name of relevant Dealer/lead manager)

 . . . . .  . . . . . . . . . . . . .  . . . . . . . . . . . .  . . . . . . . .
[Name and title of signatory]

      a statement in French in respect of the Pricing Supplement in the following form:

      La notice legale sera publiee au Bulletin des Annonces Legales Obligatoires (BALO) du (date). La presente "Note d'Information" ne peut etre distribuee en France avant la date effective de cotation de l'emprunt a la Bourse de Paris et la publicite legale au BALO; and the registration and visa numbers allocated by the COB in respect of the Offering Circular and the Pricing Supplement in the following form:

                    COMMISSION DES OPERATIONS DE BOURSE

     En vue de la cotation a Paris des obligations, et par application des articles 6 et 7 de l'ordonnance no. 67-833 du 28 septembre 1967, la Commission des Operations de Bourse a enregistre le Document de Base sous le no. P96-231 du 17 Juillet,1996 et a appose sur la presente "Note d'Information" la visa
no. (         ) du (date).

                                             Exhibit III to Amendment No. 2
                                             to the Amended and Restated
                                             Agency Agreement

                                  ANNEX E
                                  -------

                          TRADING DESK INFORMATION
                          ------------------------
                                 The Company
                                 -----------

                       TOYOTA MOTOR CREDIT CORPORATION
                       19001 South Western Avenue A105
                       Torrance, California 90509
                       Telephone No:  (310) 787-6195
                       Fax No:        (310) 787-6194
                  Attention:     National Treasury Manager








































                                     III-1

                                 The Dealers
                                 -----------

BANQUE PARIBAS                             CS FIRST BOSTON LIMITED
33 Wigmore Street                          One Cabot Square
London W1H OBN                             London E14 4QJ

Telephone:  0171 355 2000                  Telephone: 010 516 4021
Telefax:    0171 895 2555                  Telefax:   010 516 3719
Telex:      296723 PBRCAP                  Telex:     892132 CSFB G
Attention:  Euro Medium Term Note Desk     Attention: MTN Trading Desk

GOLDMAN SACHS INTERNATIONAL                MERRILL LYNCH FINANCE SA
Peterborough Court                         96, avenue d'Iena
133 Fleet Street                           75116 Paris, France
London EC4A 2BB
Telephone:  0171-774-2295                  Telephone: 331-4069
Telefax:    0171-774-5711                  Telefax:   605-985
Telex:      94012165 GSHH G                Telex:     33149520502
Attention:  Euro Medium Term Note Desk     Attention: EMTN Trading and
                                           Distribution Desk

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
1 Broadgate                                  MORGAN STANLEY &  CO.
London EC2M 7HA                            INTERNATIONAL LIMITED
                                           25 Cabot Square
Telephone:  0171 256 8256                  Canary Wharf
Telefax:    0171 260 2135                  London E14 4QA
Telex:      888881 LEHMAN G                Telephone: 0171 425-7799
Attention:  EMTN Trading Desk              Telefax:   0171 425-7999
                                           Telex:     8812564
                                           Attention: Head of Tansaction
                                        Management Group
MERRILL LYNCH INTERNATIONAL
Ropemaker Place
25 Ropemaker Street                        J.P. MORGAN SECURITIES LTD.
London EC2Y 9LY                            60 Victoria Embankment
                                           London EC4Y 0JP
Telephone:  0171 867 3995
Telefax:    0171 867 4327                  Telephone: 0171 779 3469
Telex:      8811047 MERLYN G               Telefax:   0171 325 8255
Attention:  EMTN Trading and Distribution  Telex:     8954804 MGLTD G
Desk                                       Attention: Euro Medium Term Note

NOMURA INTERNATIONAL PLC
Nomura House
1, St. Martin's-le-Grand                   SWISS BANK CORPORATION
London EC1A 4NP                            1 High Timber Street
                                           London EC4V 35B
Telephone:  0171 936 2827
Telefax:    0171 583 1832                  Telephone: 0171 711 2479
Telex:      883119 NOMURA G                Telefax:   0171 711 2411
Attention:  Fixed Income Trading           Telex:     887434 SBCO G
                                           Attention: MTN Group



                                     III-2

UBS LIMITED
100 Liverpool Street
London EC2M 2RH

Telephone:  0171 901 4253
Telefax:    0171 901 3795
Telex:      8812800 UBSLTD G
Attention:  Euro Medium Term Note Desk

















































                                     III-3

                                              Exhibit IV to Amendment No. 1
                                              to the Amended and Restated
                                              Agency Agreement



                               APPENDIX E
                               ----------

                             FORM OF THE NOTES

                             FORM OF THE NOTES

      Each Tranche of Notes will initially be represented by one or more temporary global Notes, without receipts, interest coupons or talons, which will be delivered to a common depositary for Euroclear and Cedal Bank.

      If an interest payment date for any Notes occurs while such Notes are represented by a temporary global Note, the related interest payment will be made against presentation of the temporary global Note only to the extent that certification of non-U.S. beneficial ownership (in the form set out in the temporary global Note) has been received by Euroclear or Cedel Bank. Interests in the temporary global Note will be exchangeable for interests in a permanent global Note and/or for security printed definitive Notes (at the option of TMCC or as otherwise indicated in the applicable Pricing Supplement) not earlier than the date (the "Exchange Date") which is 40 days after the date on which the temporary global Note is issued, provided that certification of non-U.S. beneficial ownership has been received. No interest payments will be made on a temporary global Note after the Exchange Date.

      Payments of principal or interest (if any) in respect of a permanent global Note will be made through Euroclear and Cedel Bank against presentation or surrender, as the case may be, of the permanent global Note without any requirement for further certification. A permanent global Note will be exchangeable in whole, but not in part, for security printed definitive Notes with, where applicable, receipts, interest coupons and talons attached not earlier than the Exchange Date (i) at the option of TMCC; and (ii) if specified in the applicable Pricing Supplement, at the option of Noteholders. If a portion of the Notes continue to be represented by the temporary global Note after the issuance of definitive Notes, the temporary global Note shall thereafter be exchangeable only for definitive Notes, subject to certification of non-U.S. beneficial ownership. Unless specified in the applicable Pricing Supplement, investors will have no right to require the delivery of definitive Notes, except in certain limited circumstances such as the closure of the relevant clearance systems. If the applicable Pricing Supplement provides investors with the right to require the delivery of definitive Notes, such delivery may be conditioned on written notice, as specified in the applicable Pricing Supplement, from Euroclear or Cedel Bank (as the case may be) acting on instructions of the holders of interest in the temporary or permanent global Note and/or on the payment of costs in connection with the printing and distribution of the definitive Notes. No definitive Note delivered in exchange for a permanent or temporary global Note shall be mailed or otherwise delivered to any locations in the United States of America in connection with such exchange. Temporary and permanent global Notes and definitive Notes will be issued by The Chase Manhattan Bank, London Office, as issuing and (unless specified otherwise in the applicable Pricing Supplement) principal paying agent and, if so specified in the applicable Pricing Supplement, as calculation agent (the "Agent", which expression includes any successor agents or any other calculation agent specified in the applicable Pricing Supplement) pursuant to an Amended and Restated Agency Agreement dated as of July 28, 1994, as amended (the "Agency Agreement"), and made between TMCC, the Agent and the other paying agents named therein (together with the Agent, the "Paying Agents", which expression includes any additional or successor paying agents). Until exchanged in full, the holder of an interest in any global Note shall in all respects be entitled to the same benefits as the holder of definitive Notes, receipts and interest coupons, except as set out in the terms and conditions applicable thereto.

      If specified in the applicable Pricing Supplement, other clearance systems (including in the case of Notes listed on the Paris Bourse, Sicovam SA and Intermediaries financiers habilites authorized to maintain accounts therein (together, "Sicovam")) capable of complying with the certification requirements set forth in the temporary global Note may be used in addition to or in lieu of Euroclear and Cedel Bank.
      Temporary and permanent global Notes and definitive Notes will be issued in bearer form only. The following legend will appear on all global Notes, definitive Notes, receipts and interest coupons:

            "Any United States person (as defined in the Internal Revenue Code of the United States) who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code."

      The sections referred to provide that United States holders, with certain exceptions, will not be entitled to deduct any loss on Notes, receipts or interest coupons and will not be entitled to capital gains treatment of any gain on any sale, disposition or payment of principal in respect of Notes, receipts or interest coupons.

      The Pricing Supplement relating to each Tranche will contain such of the following information as is applicable in respect of such Notes (all references to numbered Conditions being to the Terms and Conditions of the relevant Notes):

      (i)   the Series number;

     (ii) if not a new Series, the date from which the Tranche of Notes being issued is to form a single series with the other Notes comprising that Series;

    (iii) the currency (which expression shall include ECU and other currency units) in which the Notes are denominated and, in the case of Dual Currency Notes (as defined below), the currency or currencies in which payment in respect of the Notes is to be made (each a "Specified Currency");

     (iv)   the aggregate principal amount of the Notes to be issued;

      (v) the interest and/or payment basis (the "Interest/Payment Basis") of the Notes, which may be one or more of the following:

      (a)   Notes bearing interest on a fixed rate basis ("Fixed Rate
            Notes");

      (b)   Notes bearing interest on a floating rate basis ("Floating Rate
            Notes");

      (c)   Notes issued on a non-interest bearing basis ("Zero Coupon
            Notes");

      (d) Notes with respect to which principal and/or interest is calculated by reference to an index and/or a formula ("Indexed Notes"); and/or

      (e) Notes with respect to which principal and/or interest is payable in one or more Specified Currencies other than the Specified Currency in which they are denominated ("Dual Currency Notes");

     (vi)   if the Notes are not to have a single specified
   Interest/Payment Basis continuously from the Issue Date to the stated maturity thereof, the dates from (and including) and to (but excluding) which such Notes will have each specified Interest/Payment Basis;

    (vii)   the date on which the Notes will be issued (the "Issue Date");

   (viii)   the denomination(s) of such Notes (each a "Specified
   Denomination");

     (ix) the price (generally expressed as a percentage of the principal amount of the Notes) at which the Notes will be issued (the "Issue Price");

      (x) in the case of Notes which are to be issued on a partly paid basis ("Partly Paid Notes"), the amount of each installment comprising the Issue Price and the date on which each payment is to be made and the consequences (if any) of failure to make any such payment;

     (xi) in the case of interest-bearing Notes, the date from which such Notes bear interest (the "Interest Commencement Date"), which may or may not be the Issue Date;

    (xii) in the case of Notes other than Floating Rate Notes, the date on which such Notes (unless previously redeemed or purchased and canceled) will be redeemed (the "Maturity Date");

   (xiii) in the case of Floating Rate Notes, the month and year in which the Notes (unless previously redeemed or purchased and canceled) will be redeemed (the "Redemption Month");

    (xiv)   the amount at which each Note will be redeemed under (xii) and
   (xiii) above (the "Final Redemption Amount"), generally expressed as a percentage of the principal amount of the Notes and/or, in the case of Indexed Notes or Dual Currency Notes, as specified in accordance with
   (xix) or (xx) below;

     (xv)   in the case of Notes redeemable in installments:

      (a) the date on which each installment is payable (each an"Installment Date"); and

      (b) the amount, generally expressed as a percentage of the principal amount of the Notes, of each such installment (each an "Installment Amount");

    (xvi) in the case of Fixed Rate Notes (and for subclauses (e) and (f), Notes other than Floating Rate Notes):

      (a) the rate, generally expressed as a percentage rate per annum, at which the Notes bear interest (the "Fixed Rate of Interest"), which may remain the same throughout the life of the Notes or increase and/or decrease;

      (b) the date(s) in each year on which interest is payable throughout the life of the Notes (each a "Fixed Interest Date");

      (c) where the period from the Interest Commencement Date to the next Fixed Interest Date differs from the period between subsequent Fixed Interest Dates, the amount of the first payment of interest (the "Initial Broken Amount");

      (d) where the Maturity Date is not a Fixed Interest Date, the amount of the final payment of interest (the "Final Broken Amount"); and

      (e) the applicable Business Day Convention (if different from that set out in Condition 4(a)(i));

      (f) the applicable definition of "Business Day" (if different from that set out in Condition 4(b)(i));

      (g) any other terms relating to the particular method of calculating interest for such Notes;


   (xvii)   in the case of Floating Rate Notes:

      (a) the number of months or other period from (and including) the Interest Commencement Date to (but excluding) the first Interest Payment Date (as defined in Condition 4(b)(i)) and from (and including) that and each successive Interest Payment Date thereafter to (but excluding) the next following Interest Payment Date (each an "Interest Period"), which may or may not be the same number of months or other period throughout the life of the Notes;

      (b) the manner in which the rate of interest (the "Rate of Interest") is to be determined, including:

            (1) the date(s) on which the interest rate is to be reset (the "Reset Date");

            (2) where the Rate of Interest is to be determined by reference to the ISDA Agreement and Confirmation (as defined and described respectively in Condition 4(b)(iii)) and Condition 4(b)(iii) applies, the "Floating Rate Option" (as defined below), "Designated Maturity" (as defined below) and margin (the "Margin") (which Margin may remain the same throughout the life of the Notes or increase and/or decrease);

           (3) where the Rate of Interest is to be determined as provided in Condition 4(b)(iv) ("Screen Rate Determination"):


                 (A) the reference rate (the "Reference Rate") by which the Rate of Interest is to be determined;

                 (B) the Margin, if any, (expressed as a percentage rate per annum) over or under the Reference Rate by which the Rate of Interest is to be determined (which Margin may remain the same throughout the life of the Notes or increase and/or decrease) specifying whether any such Margin is to be added to, or subtracted from, the Reference Rate; and

                 (C) the page, whatever its designation, on which the Reference Rate is for the time being displayed on the Reuters Monitor Money Rates Service or the appropriate Associated Press-Dow Jones Telerate Service or such other service as is indicated in the applicable Pricing Supplement; and

           (4) where the Rate of Interest is to be calculated otherwise than by reference to (1) or (2) above, details of the basis for determination of the Rate of Interest and any alternative fall-back provisions;

           (c) the applicable definition of "Reference Banks" (if different from that set forth in Condition 4(b)(iv)(E)); and

           (d) the applicable definition of "Interest Determination Date" (if different from that set out in Condition 4(b)(iv)(F));

           (e) the applicable Business Day Convention (if different from that set out in Condition 4(b)(i));

           (f) the applicable definition of "Business Day" (if different from that set out in Condition 4(b)(i));


           (g) the minimum Rate of Interest, if any, at which the Notes will bear interest, which may remain the same throughout the life of the Notes or increase and/or decrease;

           (h) the maximum Rate of Interest, if any, at which the Notes will bear interest, which may remain the same throughout the life of the Notes or increase and/or decrease; and

           (i) if different from the Agent, details of the agent responsible for calculating (xvii)(b) above;

       (xviii)   in the case of Zero Coupon Notes:

           (a) the accrual yield in respect of such Notes (the "Accrual Yield") expressed as a percentage rate per annum;

           (b) the reference price attributed to the Notes on issue (the "Reference Price"); and

           (c) any other formula or basis for determining the amount payable, in each case for the purposes of Condition 5(f)(iii);

         (xix)   in the case of Indexed Notes:

           (a) the index (the "Index") to which amounts payable in respect of principal and/or interest are linked and/or the formula (the "Formula") to be used in determining the amounts of principal and/or interest due;

           (b) the agent responsible for calculating the amount of principal and/or interest due; and

           (c) the provisions regarding calculation of principal and/or interest in circumstances where such calculation by reference to the Index and/or the Formula is impossible and/or impracticable;

          (xx)   in the case of Dual Currency Notes:

           (a) the exchange rate(s) or basis of calculating the exchange rate(s) to be used in determining the amounts of principal and/or interest payable in the Specified Currencies (the "Rate(s) of Exchange");

           (b) the agent, if any, responsible for calculating the amount of principal and/or interest payable in the Specified Currencies;

           (c) the provisions regarding calculation of principal and/or interest in circumstances where such calculation by reference to the Rate(s) of Exchange is impossible and/or impracticable; and

           (d) the person at whose option any Specified Currency or Currencies is or are to be or may be payable;

         (xxi)   in the case of Partly Paid Notes:

           (a) the amount of each installment (expressed as a percentage of the principal amount of each Note) of the Issue Price for such Notes;

           (b) the due date(s) for any subsequent installments of the Issue Price;


           (c) the date (if any) after which a holder shall forfeit any relevant Partly Paid Notes should payment of any subsequent installment(s) not be made on or prior to such date together with accrued interest;

           (d) the rate(s) of interest to accrue on the first and any subsequent installment(s) after the due date for payment of such installment(s); and

           (e)   any other relevant information;

        (xxii) whether the Notes are to be redeemable at the option of TMCC (other than for taxation reasons) and/or the Noteholders and, if so:
           (a) each date upon which redemption may occur (each an "Optional Redemption Date") which, in the case of Notes denominated in sterling or French Franc Notes, may not be prior to one year from the Issue Date and in the case of Notes denominated in DM, may not be prior to two years from the Issue Date;

           (b) each redemption amount for the Notes (each an "Optional Redemption Amount") and/or the method, if any, of calculating the same; and

           (c) in the case of Notes redeemable by TMCC in part, the minimum principal amount of the Notes permitted to be so redeemed at any time (the "Minimum Redemption Amount") and any greater principal amount of the Notes permitted to be so redeemed at any time (each a "Higher Redemption Amount"), if any;

           (d) the applicable period for notice to noteholders (if different from that set out in Condition 5(d)); and

           (e) the applicable period for notice to the Agent (if different from that set out in Condition 5(d)),

       (xxiii)   the redemption amount (the "Early Redemption Amount") with respect to the Notes payable on redemption for taxation reasons or following an Event of Default and/or method, if any, of calculating the same if required to be specified by, or if different from that set out in, Condition 5(f);

        (xxiv) whether talons for future coupons or receipts are to be attached to definitive Notes on issue and, if so, the date on which such talons mature;

         (xxv)   details of the relevant stabilizing manager (if any);

        (xxvi)   any additional selling restrictions which are required;

       (xxvii)   details of any other relevant terms of such Notes or
   special conditions not inconsistent with the provisions of the Agency Agreement;

      (xxviii)   the relevant Euroclear and Cedel Bank Common Code and ISIN
   Number;

        (xxix) details of any additional or alternative clearance system (including, if applicable, Sicovam) approved by TMCC and the Agent;

         (xxx) whether or not the Notes are to be listed on the London Stock Exchange, the Paris Bourse or any other agreed stock exchange;

        (xxxi) whether the Notes are convertible automatically or at the option of TMCC and/or the holders of Notes into Notes of another Interest/Payment Basis, the date(s) upon which such conversion will occur or such option(s) may be exercised and the Interest/Payment Basis and other relevant terms;

       (xxxii)   whether the temporary global Note initially representing
  the Notes will be exchangeable for a permanent global Note and/or definitive Notes and any notice period applicable to an exchange for definitive Notes;

      (xxxiii)   method of distribution:

           (a)   if syndicated, the names of the relevant managers;

           (b)   if non-syndicated, the name of the relevant dealer;

       (xxxiv)   whether TMCC may from time to time without the consent of
   the Noteholders create and issue further securities having the same terms and conditions as the Notes described in the Pricing Supplement so that the same shall be consolidated and form a single series with such Notes; and (xxxv) in the case of any Notes listed on the Paris Bourse:


           (a)   the number of Notes to be issued in each Specified
                 Denomination;

           (b) the Sicovam number or, in the case of Partly Paid Notes, Sicovam numbers, if any;

           (c) the name and specified office of any paying agent in France;

           (d) the address in Paris where any relevant documents will be available for inspection and a list of such documents;

           (e) the specialist broker in the case of an issue of French Franc Notes;

           (f) a statement in French signed manually or in facsimile by a person duly authorized on behalf of TMCC and the relevant Purchaser or, in the case of a syndicated issue of Notes, the relevant lead manager accepting responsibility for the information contained in the Pricing Supplement, in the following form:

                           PERSONNES QUI ASSUMENT
                 LA RESPONSABILITE DE LA NOTE D'INFORMATION
        COMPOSEE DE LA PRESENTE NOTE D'OPERATION (PRICING SUPPLEMENT)
             (DE LA NOTE D'INFORMATION AYANT RECU DE LA COB LE
                         VISA NO         /DU         )
                                 --------   ---------
                 ET DU DOCUMENT DE BASE (OFFERING CIRCULAR)

      1.  Au nom de l'emetteur

          A la connaissance de l'emetteur, les donnees de la presente Note d'Information sont conformes a la realite et ne comportent pas d'omission de nature a en alterer la portee.

          Aucun element nouveau, (autres que ceux mentionnes dans la presente Note d'Operation), intervenu depuis:

          -  le 17 Juillet 1996, date du n  P96-231 appose par la
             Commission des Operations de Bourse sur le Document de Base (Prospectus),

          -  (le [        ], date du visa no. [        ] appose par la
             Commission des Operations de Bourse sur la Note d'Information),

          n'est susceptible d'affecter de maniere significative la situation financiere de l'emetteur dans le contexte de la presente emission.

          Toyota Motor Credit Corporation

          -------------------------------------------------------------
          [Name and title of signatory]

      2.  Au nom de la banque presentatrice

          Personne assumant la responsabilite de la Note d'Information.

          (Name of relevant Dealer/lead manager)

          -------------------------------------------------------------
          [Name and title of signatory]

(g) a statement in French in respect of the Pricing Supplement in the following form:

      La notice legale sera publiee au Bulletin des Annonces Legales Obligatoires (BALO) du (date). La presente "Note d'Information" ne peut etre distribuee en France avant la date effective de cotation de l'emprunt a la Bourse de Paris et la publicite legale au BALO; and

(h) the registration and visa numbers allocated by the COB in respect of the Offering Circular and the Pricing Supplement in the following form:

                    COMMISSION DES OPERATIONS DE BOURSE

      En vue de la cotation a Paris des obligations, et par application des articles 6 et 7 de l'ordonnance no. 67-833 du 28 septembre 1967, la Commission des Operations de Bourse a enregistre le Document de Base sous le no. P96-231 du 17 Juillet 1996 et a appose sur la
      presente "Note d'Information" la visa no. (      ) du (date).

      If the applicable Pricing Supplement specifies any modifications to the Terms and Conditions of the Notes in relation to a particular issue as described below, it is expected that, to the extent that such modifications (not being significant for the purposes of section 147 of the Financial Services Act 1986) relate only to Conditions 1, 3, 4, 5 (except Condition 5(b)), 6, 14 and 16, they will not necessitate the preparation and issue of a supplementary Offering Circular or listing particulars. If the Terms and conditions of the Notes are to be modified in any other respect (as would be the case, for example, for an issue of subordinated Notes), it is expected that a supplementary Offering Circular or listing particulars or, if appropriate, further listing particulars describing the modifications will be prepared and issued.